Exhibit 99(i)
                 CONNECTICUT NATURAL GAS CORPORATION
                    Quarterly Report on Form 10-Q
                            Exhibit Index

                     Quarter Ended June 30, 1995

                                                       Document
       Item                 Description              Description
   ------------             -----------              ------------

     99(i)     Exhibit Index                            Ex-99.1

     10(lxxi)  Service Agreement #86006 between         Ex-10.71
               the Company and Algonquin Gas
               Transmission Company

     10(lxxii) Service Agreement #93005 between         Ex-10.72
               the Company and Algonquin Gas
               Transmission Company

     10(lxxiii)Service Agreement #9B103 between         Ex-10.73
               the Company and Algonquin Gas
               Transmission Company

     10(lxxiv) Service Agreement #9W005 between         Ex-10.74
               the Company and Algonquin Gas
               Transmission Company
     10(lxxv)  KBC Energy Services Partnership          Ex-10.75
               Agreement By and Among Bay State
               Energy Enterprises, Inc., ENI Gas
               Services, Inc., and Koch Energy
               Alliance Company

     27        Financial Data Schedule                  Ex-27
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